Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way Irvine, CA USA 92614 Phone: 949.250.2500 Fax: 949.250.2525 www.edwards.com

NEWS RELEASE

Media Contact:	Barry R. Liden, 949-250-5070
Investor Contact:	David K. Erickson, 949-250-6826

DOUBLE-DIGIT HEART VALVE GROWTH DRIVES
EDWARDS LIFESCIENCES’ STRONG SECOND QUARTER RESULTS

•     PERIMOUNT Magna Leads Global Tissue Valve Growth

•     Gross Profit Margin Increases Significantly

IRVINE, Calif., July 27, 2004 – Edwards Lifesciences Corporation (NYSE: EW), a global leader in products and technologies to treat advanced cardiovascular disease, today reported net income for the quarter ended June 30, 2004 of $25.5 million, or $0.41 per diluted share, compared to net income of $21.1 million, or $0.34 per diluted share, for the same period in 2003.  Excluding special charges itemized in the tables below, net income was $26.5 million, or $0.43 per diluted share, compared to net income of
$23.9 million, or $0.39 per diluted share, the previous year.  During the quarter, the company recorded a $1.7 million pretax special charge related to the write-down of technology investments in two unconsolidated affiliates.

Second quarter net sales increased 7.7 percent to $234.6 million, compared to $217.8 million in the same quarter last year.  Foreign exchange contributed $9.3 million to the quarter’s growth and was partially offset by discontinued products.

“Our second quarter results were led by strong global heart valve sales growth and operating performance, particularly in the U.S. and Europe,”  said Michael A. Mussallem, Edwards Lifesciences’ chairman and CEO.

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“Recently introduced new products, such as our PERIMOUNT Magna heart valves and LifeStent peripheral stent systems, are gaining momentum and continue to generate positive customer feedback.  Additionally, we are making significant progress with our percutaneous valve technologies and continue to believe these therapies can ultimately benefit a large patient population that has few treatment options today.”

Sales Results

For the second quarter, the Company reported Heart Valve Therapy sales of  $107.2 million, a 13.8 percent increase compared to the same quarter last year, with foreign exchange (FX) contributing $3.2 million to the growth.  “Once again this quarter, underlying tissue valve growth exceeded 10 percent, led by our market-leading PERIMOUNT tissue valves,” said Mussallem.  “Global sales of our recently introduced PERIMOUNT Magna valve continue to be strong and we are confident that we will  exceed 10 percent sales growth in Heart Valve Therapy for the second half of the year.”

Critical Care sales grew 9.8 percent in the quarter to $75.6 million, with FX contributing $3.3 million to the growth.  This quarter’s growth was due primarily to robust pressure monitoring product sales, and overall strong performance in both the U.S. and emerging global markets.

Cardiac Surgery Systems sales for the quarter were $26.0 million compared to $29.4 million last year, as strong global sales growth of cannulae and favorable FX were more than offset by last year’s divestiture of the Company’s German perfusion services business, lower perfusion sales in Japan and reduced sales of TMR.

Vascular sales increased to $15.3 million, and grew 9.1 percent compared to the same period in 2003, led by modest sales of peripheral stents and FX gains.  “The introduction of our LifeStent peripheral stents is progressing well in both the U.S. and Europe, and customer response to our differentiated products has been strong,” Mussallem said.  “With the rollout of additional sizes at the end of June, we now have a

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complete product offering of balloon-expandable stents.  We also began rolling out the first of our self-expanding stents and will continue to release additional sizes throughout the third quarter.”

Sales of Other Distributed Products were $10.5 million in the quarter compared to $11.4 million in the year ago period.  Sales were impacted by reimbursement changes in Japan and the Company’s de-emphasis of certain distributed cardiology products in that country.

Domestic and international sales for the second quarter were $104.4 million and $130.2 million, respectively.

Additional Operating Results

For the quarter, Edwards’ gross profit margin increased significantly from 58.9 percent to 60.6 percent compared to the second quarter of last year, primarily due to the expiration of currency hedging contracts that negatively impacted prior quarters and offset strong underlying results.  Selling, general and administrative (SG&A) expenses were $81.0 million for the quarter, or 34.5 percent of sales compared to $75.8 million or 34.8 percent of sales in the year ago period.  The increase in SG&A over the year ago period was due primarily to the strengthening of foreign currencies and higher U.S. sales and marketing expenses.  Research and development (R&D) of $20.7 million increased 15.0 percent compared to the prior year, attributable to investments in percutaneous valve initiatives and additional amortization related to the Percutaneous Valve Technologies, Inc. acquisition.

Long term debt at June 30 was $312.8 million, resulting in a debt-to-cap ratio of 35 percent.  Free cash flow generated during the quarter was $19.8 million, calculated as cash flow from operating activities of $28.7 million minus capital expenditures of $8.9 million.

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During the quarter, the Company repurchased approximately 345,000 shares of common stock for about $12 million.

Six-Month Results

For the six months ended June 30, 2004, the Company recorded a net loss of $36.6 million compared to net income of $35.6 million for the same period of 2003.  Excluding special charges itemized in the tables below, net income was $51.7 million, or $0.83 per diluted share, compared to $49.0 million, or $0.80 per diluted share, for the same period last year.

Net sales for the first six months of 2004 totaled $469.6 million, an increase of 9.1 percent over the same period last year.  Foreign exchange contributed $24.4 million to the period’s growth and was partially offset by discontinued products.  Domestic and international sales for the six months were $208.9 million and $260.7 million, respectively.

2004 Outlook

“Based on our year-to-date results and our outlook for the rest of the year, we remain solidly on track to achieve another year of strong performance and meet or exceed all of our 2004 financial goals,” concluded Mussallem.  “Specifically, we expect to attain total sales of $930 to $940 million, fund investments in R&D above the underlying sales growth rate, deliver net income growth of 13 to 15 percent excluding the impact of the PVT transaction, and exceed $100 million in free cash flow.  Additionally, we are comfortable with the First Call mean EPS estimates for the remainder of the year.”

2004 Investor Conference

Edwards Lifesciences will be hosting its 2004 Investor Conference on December 3, 2004 in New York to provide an update on its plans for continued growth

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and its product pipeline.  Additional information about this event will be available at a later date.

About Edwards Lifesciences

Edwards Lifesciences, a leader in advanced cardiovascular disease treatments, is the number-one heart valve company in the world and the global leader in acute hemodynamic monitoring.  Headquartered in Irvine, Calif., Edwards focuses on specific cardiovascular opportunities including heart valve disease, peripheral vascular disease and critical care technologies.  The company’s global brands, which are sold in approximately 100 countries, include Carpentier-Edwards, Cosgrove-Edwards, Fogarty, LifeStent, PERIMOUNT, and Swan-Ganz.  Additional company information can be found at http://www.edwards.com.

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. EDT to discuss the results of the second quarter.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  The call will also be available via live or archived webcast on the “Investor Information” section of the Edwards’ web site at http://www.edwards.com or http://www.edwards.com/ConferenceCalls.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using account number 2995 and conference number 111409.

This news release includes forward-looking statements that involve risks and uncertainties including those related to projected 2004 sales of Heart Valve Therapy products and PERIMOUNT Magna; the introduction of LifeStent peripheral stents in the U.S. and Europe; the introduction of additional sizes of LifeStent throughout the third quarter; the market-expanding opportunity for percutaneous heart valve therapies and the ability to achieve regulatory approval of those products; the strength of the company’s leadership positions; the achievement of 2004 goals for total sales, R&D investment, net income growth, earnings per share and free cash flow generation; and more generally, the ability to generate growth through product development and/or acquisition; the ability to generate and maintain sufficient cash resources to increase investment in growth opportunities, repay debt or repurchase shares; the impact of foreign exchange; timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; technological advances in the medical field; product demand and market acceptance; the effect of changing economic conditions; and other

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risks detailed in the company’s filings with the Securities and Exchange Commission.  These forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Actual results or experience could differ materially from that expressed or implied by forward-looking statements.

Edwards Lifesciences, Edwards and PERIMOUNT Magna are trademarks of Edwards Lifesciences Corporation.  Carpentier-Edwards, Cosgrove-Edwards, Fogarty, PERIMOUNT and Swan-Ganz are trademarks of Edwards Lifesciences Corporation and are registered in the U.S. Patent and Trademark Office.  LifeStent is a trademark of Edwards Lifesciences AG.

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Edwards Lifesciences Corporation

Unaudited Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2004	2003	2004	2003

Net sales	$234.6	$217.8	$469.6	$430.3
Cost of goods sold	92.4	89.6	191.1	178.7

Gross profit	142.2	128.2	278.5	251.6

Selling, general and administrative expenses	81.0	75.8	157.5	147.2
Research and development expenses	20.7	18.0	41.7	37.0
Special charges	1.7	3.3	93.3	15.1
Interest expense, net	3.6	3.5	7.3	6.2
Other expenses (income), net	1.1	(1.4)	2.2	(5.0)

Income before provision for income taxes	34.1	29.0	(23.5)	51.1

Provision for income taxes	8.6	7.9	13.1	15.5

Net income	$25.5	$21.1	$(36.6)	$35.6

Weighted average common shares outstanding used to calculate basic earnings per share	59.5	59.0	59.6	58.9

Basic earnings per share	$0.43	$0.36	$(0.61)	$0.60

Weighted average common shares outstanding used to calculate diluted earnings per share	62.1	61.4	59.6	61.1

Diluted earnings per share	$0.41	$0.34	$(0.61)	$0.58

Operating Statistics
As a percentage of net sales:
Gross profit	60.6%	58.9%	59.3%	58.5%
Selling, general and administrative expenses	34.5%	34.8%	33.5%	34.2%
Research and development expenses	8.8%	8.3%	8.9%	8.6%
Income before provision for income taxes	14.5%	13.3%	(5.0)%	11.9%
Net income	10.9%	9.7%	(7.8)%	8.3%

Effective tax rate	25.2%	27.2%	(55.7)%	30.3%

Edwards Lifesciences Corporation

Unaudited Balance Sheets

(in millions)

	June 30, 2004	March 31, 2004
ASSETS

Current assets
Cash and cash equivalents	$40.0	$37.9
Accounts and other receivables, net	110.1	113.5
Inventories, net	119.5	114.5
Deferred income taxes	8.0	9.4
Prepaid expenses and other current assets	55.7	51.4

Total current assets	333.3	326.7

Property, plant and equipment, net	193.5	203.7
Goodwill	337.7	337.7
Other intangible assets, net	150.9	153.5
Investments in unconsolidated affiliates	26.7	37.6
Deferred income taxes	31.2	29.5
Other assets	16.3	15.1

Total assets	$1,089.6	$1,103.8

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued liabilities	$156.0	$156.4

Long term debt	312.8	334.5
Other non current liabilities	34.6	42.7

Stockholders’ equity
Common stock	63.7	63.1
Additional contributed capital	481.3	471.0
Retained earnings	185.8	160.3
Accumulated other comprehensive income	(37.3)	(28.6)
Common stock in treasury, at cost	(107.3)	(95.6)
Total stockholders’ equity	586.2	570.2

Total liabilities and equity	$1,089.6	$1,103.8

Certain disclosures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) contained in this discussion are accompanied by disclosures that are not prepared in conformity with GAAP.  Management has determined that these non-GAAP disclosures provide (1) a more meaningful, consistent comparison of the Company’s operating results for the periods presented, on a basis consistent with management’s means of evaluating operating performance, and (2) additional information for investors to assess changes between periods that better reflect the Company’s ongoing operations. These non-GAAP disclosures, and the basis for excluding them, are set forth below:

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and growth rates of the Company’s underlying business.  By excluding the impact of foreign exchange rate fluctuations, management explains changes in the fundamental business operations.

In-Process Research and Development - The Company incurred purchased in-process research and development expenses on the acquisition of PVT this year and Jomed last year.  Given the materiality and unusual nature of these expenses relative to the operating results for the periods presented, these expenses have been excluded.

Other Items - The Company generated certain special charges, that, given their materiality and unusual nature relative to the operating results for the periods presented, have been excluded.  The Company has also exited certain businesses which had made contributions to sales, and the losses upon exit had a significant impact on the profitability of the Company in the period of disposition.  The results of these exits have been excluded.

Edwards Lifesciences Corporation

Unaudited Reconciliation of Consolidated Statements of Operations

		Special Charges
(in millions, except per share data)	Q2 2004 As Reported	Investment Impairments	Q2 2004 As Adjusted

Net sales	$234.6		$234.6
Cost of goods sold	92.4		92.4

Gross profit	142.2		142.2

Selling, general and administrative expenses	81.0		81.0
Research and development expenses	20.7		20.7
Special charges	1.7	(1.7)	0.0
Interest expense, net	3.6		3.6
Other expenses (income), net	1.1		1.1

Income before provision for income taxes	34.1	1.7	35.8

Provision for income taxes	8.6	0.7	9.3

Net income	$25.5	$1.0	$26.5

		Special Charges
	YTD 2004 As Reported	PVT IPR&D	Lifepath AAA Program Termination	Interventional Cardiology Product Termination	Investment Impairments	YTD 2004 As Adjusted

Net sales	$469.6					$469.6
Cost of goods sold	191.1					191.1

Gross profit	278.5					278.5

Selling, general and administrative expenses	157.5					157.5
Research and development expenses	41.7					41.7
Special charges	93.3	(81.0)	(8.4)	(2.2)	(1.7)	0.0
Interest expense, net	7.3					7.3
Other expenses (income), net	2.2					2.2

Income before provision for income taxes	(23.5)	81.0	8.4	2.2	1.7	69.8

Provision for income taxes	13.1	0.6	2.8	0.9	0.7	18.1

Net income	$(36.6)	$80.4	$5.6	$1.3	$1.0	$51.7

Edwards Lifesciences Corporation

Unaudited Reconciliation of Consolidated Statements of Operations

		Special Charge
(in millions, except per share data)	Q2 2003 As Reported	German Perfusion Sale	Q2 2003 As Adjusted

Net sales	$217.8		$217.8
Cost of goods sold	89.6		89.6

Gross profit	128.2		128.2

Selling, general and administrative expenses	75.8		75.8
Research and development expenses	18.0		18.0
Special charges	3.3	(3.3)	0.0
Interest expense, net	3.5		3.5
Other expenses (income), net	(1.4)		(1.4)

Income before provision for income taxes	29.0	3.3	32.3

Provision for income taxes	7.9	0.5	8.4

Net income	$21.1	$2.8	$23.9

		Special Charge
	YTD 2003 As Reported	Jomed IPR&D	German Perfusion Sale	YTD 2003 As Adjusted

Net sales	$430.3			$430.3
Cost of goods sold	178.7			178.7

Gross profit	251.6			251.6

Selling, general and administrative expenses	147.2			147.2
Research and development expenses	37.0			37.0
Special charges	15.1	(11.8)	(3.3)	0.0
Interest expense, net	6.2			6.2
Other expenses (income), net	(5.0)			(5.0)

Income before provision for income taxes	51.1	11.8	3.3	66.2

Provision for income taxes	15.5	1.2	0.5	17.2

Net income	$35.6	$10.6	$2.8	$49.0

Edwards Lifesciences Corporation

Unaudited Consolidated Statements of Operations

Excluding Special Charges

(in millions, except per share data)	2Q03	YTD 03	2Q04	YTD 04

Net sales	$217.8	$430.3	$234.6	$469.6
Cost of goods sold	89.6	178.7	92.4	191.1

Gross profit	128.2	251.6	142.2	278.5

Selling, general and administrative expenses	75.8	147.2	81.0	157.5
Research and development expenses	18.0	37.0	20.7	41.7
Interest expense, net	3.5	6.2	3.6	7.3
Other expense (income), net	(1.4)	(5.0)	1.1	2.2

Income before provision for income taxes	32.3	66.2	35.8	69.8

Provision for income taxes	8.4	17.2	9.3	18.1

Net income	$23.9	$49.0	$26.5	$51.7

Weighted average common shares outstanding used to calculate basic earnings per share	59.0	58.9	59.5	59.6

Basic earnings per share	$0.41	$0.83	$0.45	$0.87

Weighted average common shares outstanding used to calculate diluted earnings per share	61.4	61.1	62.1	62.0

Diluted earnings per share	$0.39	$0.80	$0.43	$0.83

Operating Statistics
As a percentage of net sales:
Gross profit	58.9%	58.5%	60.6%	59.3%
Selling, general and administrative expenses	34.8%	34.2%	34.5%	33.5%
Research and development expenses	8.3%	8.6%	8.8%	8.9%
Income before provision for income taxes	14.8%	15.4%	15.3%	14.9%
Net income	11.0%	11.4%	11.3%	11.0%

Effective tax rate	26.0%	26.0%	26.0%	26.0%

Note: Numbers may not foot due to rounding.

Edwards Lifesciences Corporation

Unaudited Reconciliation of Sales by Product Line and Region

(in millions)

Sales by Product Line	2Q 2004	2Q 2003	GAAP Growth Rate	Discontinued Business Impact	FX Impact	2Q 2003 FX Adjusted	Underlying Impact	Underlying
Heart Valve Therapy	$107.2	$94.2	13.8%	$0.0	$3.2	97.4	$9.8	10.0%
Critical Care	75.6	68.7	9.8%	0.0	3.3	72.0	3.5	4.9%
Cardiac Surgery Systems	26.0	29.4	(11.4)%	(2.9)	1.4	27.9	(1.8)	(6.5)%
Vascular	15.3	14.0	9.1%	0.0	0.5	14.6	0.8	5.2%
Other Distributed Products	10.5	11.5	(7.7)%	0.0	0.9	12.3	(1.8)	(14.4)%
Total Sales	$234.6	$217.8	7.7%	$(2.9)	$9.3	$224.1	$10.4	4.6%

Sales by Product Line	YTD 2Q 2004	YTD 2Q 2003	GAAP Growth Rate	Discontinued Business Impact	FX Impact	YTD 2Q 2003 FX Adjusted	Underlying Impact	Underlying
Heart Valve Therapy	$213.2	$185.8	14.7%	$0.0	$8.6	194.4	$18.8	9.7%
Critical Care	150.7	135.1	11.5%	0.0	8.5	143.6	7.1	4.9%
Cardiac Surgery Systems	53.0	58.9	(9.9)%	(6.1)	3.6	56.4	(3.4)	(6.0)%
Vascular	30.3	27.8	8.8%	0.0	1.6	29.4	0.9	2.9%
Other Distributed Products	22.4	22.7	(1.3)%	0.0	2.1	24.8	(2.4)	(9.7)%
Total Sales	$469.6	$430.3	9.1%	$(6.1)	$24.4	$448.6	$21.0	4.6%

Sales by Region	2Q 2004	2Q 2003	Change
United States	$104.4	$97.5	$6.9
Europe	56.5	50.6	5.9
Japan	49.7	48.8	0.9
Rest of World	24.0	20.9	3.2
International	130.2	120.3	9.9
Total	$234.6	$217.8	$16.8

Sales by Region	YTD 2Q 2004	YTD 2Q 2003	Change
United States	$208.9	$194.5	$14.5
Europe	113.4	97.8	15.6
Japan	100.4	97.9	2.5
Rest of World	46.9	40.1	6.7
International	260.7	235.8	24.8
Total	$469.6	$430.3	$39.3